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                                                                  EXHIBIT 11.1

                                                            SEPTEMBER 30, 1997


                 LODGENET ENTERTAINMENT CORPORATION AND SUBSIDIARIES

        Statement Regarding Computation of Net Loss Per Share of Common Stock
                                     (Unaudited)


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
                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                             SEPTEMBER 30,                 SEPTEMBER 30,
                                       -------------------------     -------------------------
                                          1996           1997           1996           1997
                                       ----------    -----------     ----------    -----------
Net loss (in thousands)                   $(1,857)       $(5,050)       $(8,125)      $(17,485)
                                       ----------    -----------     ----------    -----------
                                       ----------    -----------     ----------    -----------
Weighted average shares:
   Average shares outstanding          11,042,406     11,266,160      9,073,326    11,229,782
   Assumed additional shares (1)           51,249         48,659         52,644        50,928
                                       ----------    -----------     ----------    -----------

   Weighted average common shares      11,093,655     11,314,819      9,125,970    11,280,710
                                       ----------    -----------     ----------    -----------
                                       ----------    -----------     ----------    -----------

Net loss per common share                $  (0.17)      $  (0.45)      $  (0.89)      $  (1.55)
                                       ----------    -----------     ----------    -----------
                                       ----------    -----------     ----------    -----------
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(1) Represents the effect of the assumed exercise of stock options issued during the twelve months preceding the Company's initial public offering.
    The exercise of other options and warrants has not been assumed because their effect would be anti-dilutive.